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                            [LETTERHEAD OF BLACKBAUD]


                                                                  March 23, 2004

Pobeda Partners Ltd.
c/o Hellman & Friedman Capital Partners III, L.P.
c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, California 94111

Ladies & Gentlemen:

         Reference is made to the Investor Rights Agreement (the "Agreement"), dated as of October 13, 1999, by and among Blackbaud, Inc. (the "Company"), the Selling Shareholders listed on Exhibit A to the Agreement and Pobeda Partners, Ltd. ("Purchaser"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

         Pursuant to Section 18(b)(ii) of the Agreement, you and the Company hereby mutually agree that you are hereby granted a total of four (4) Demand Registrations in full satisfaction of the provisions of that section, one or more of which, at the request of the Holder initiating a Demand Registration, shall be on Form S-3 (or the equivalent). Notwithstanding the foregoing, nothing herein shall restrict, prohibit, or limit in any way a Holder's rights to exercise its registration rights under Section 18(c) or 18(i) of the Agreement or transfer its registration rights under Section 18(h) of the Agreement.

         If you are in agreement with the foregoing, please sign in the space provided below.

                                                BLACKBAUD, INC.


                                                By: /s/ TIMOTHY V. WILLIAMS
                                                   ----------------------------
                                                   Name: Timothy V. Williams
                                                   Title: Vice President and CFO

ACKNOWLEDGED AND AGREED TO:

POBEDA PARTNERS LTD.


By: /s/ GEORGIA LEE
   -----------------------------
   Name: Georgia Lee
   Title: CFO